Exhibit 99.1

Benihana Inc. Reports Third Quarter Operating Results; Four
Restaurants Opened During Quarter

    MIAMI--(BUSINESS WIRE)--Feb. 3, 2004--Benihana Inc. (NASDAQ: BNHNA and BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported net income for the third fiscal quarter (12 weeks) ended January 4, 2004, of $1.9 million, or $0.21 per share, fully diluted. The Company's recent guidance for the period was for earnings of $0.19 to $0.21 per share, fully diluted. In the corresponding year-earlier period net income amounted to $2.2 million, or $0.24 per share, fully diluted.
    Total revenues in the third quarter of fiscal 2004 amounted to approximately $47.0 million, compared with $43.8 million in the corresponding year earlier period. Revenues benefited from four new restaurants (two Benihana teppan restaurants and two RA Sushi restaurants) opened in the third quarter, adding $1.9 million to restaurant revenues. Reflecting the recent unit growth, restaurant opening costs amounted to $720,000, compared with $89,000 a year earlier.
    As previously reported, comparable sales company-wide for the fiscal third quarter increased 0.2%, which followed two successive quarters of lower comparable restaurant sales. Comparable sales in the third fiscal quarter reflected an 8.9% gain at the Haru sushi restaurants, while RA Sushi, acquired in December 2002, experienced a 9.2% increase for the approximately four weeks of the quarter in which its units were included in comparable sales. Benihana teppanyaki restaurants comparable sales for the quarter declined 1.1%.
    Restaurant operating profits for the third fiscal quarter amounted to $7.3 million, increasing 2.2% from $7.1 million in the corresponding year-ago third quarter. Overall, restaurant operating expenses as a percentage of sales improved to 58.4%, from 59.4% in the corresponding year-ago period. Food and beverage costs in the fiscal 2004 third quarter increased to 26.0% of restaurant sales, from 24.3% a year ago largely as a result of higher beef prices that prevailed during the quarter. Following the quarter's end, commodity prices for beef substantially declined. Restaurant operating margins for the third quarter equaled 15.6%, compared with 16.4% in the corresponding year-ago period.

    Nine Month Results

    Total revenues for the first three quarters of fiscal 2004 amounted to $152.3 million, compared with $142.9 million in the corresponding year-ago period. Net income totaled $6.3 million, or $0.70 per share, fully diluted, compared with $6.4 million, or $0.68 per share, fully diluted, a year ago.
    Since April of 2003, Benihana has opened three new teppanyaki restaurants, including units in Scottsdale, AZ, Alpharetta, GA, and Westbury, NY. A new Benihana restaurant also opened in Bethesda, MD, replacing an older unit. In the third quarter RA Sushi opened new restaurants in San Diego, CA, and Tucson, AZ. A RA Sushi also opened last week in Chicago, IL. Currently under development are teppanyaki restaurants in Coral Gables, FL, replacing a unit in Kendall, and Carlsbad, CA, which will bring the total number of Benihana company-owned restaurants to 57; a RA Sushi restaurant in Las Vegas, NV and another in Huntington Beach, CA, increasing the chain to nine; and Haru's first restaurant outside New York City, in Philadelphia, PA, which will then number six units.
    "The Benihana brand is one of the best known in the restaurant industry, and it bespeaks dining in a friendly, enjoyable atmosphere with excellent quality food," said Joel A. Schwartz, President. "We expect the Benihana brand to remain as durable for the next 40 years as it has over the past 40 years. Meanwhile, we are highly encouraged by the steady sequential improvement in operating results and the gains we continue to achieve in a very challenging economy. We are making marketing initiatives such as our diner loyalty program, "The Emperor's Club", which is intended to increase customer return rates. Our continuing restaurant refurbishing effort is designed to increase capacity at existing units at low cost and to make sure that all our restaurants remain fresh and inviting. In addition to benefiting from new teppanyaki restaurants, the addition of and expansions at Haru and RA Sushi, besides adding meaningful dimension to our Company's activities, are making a very positive contribution to Benihana's growth. Our finances are satisfactory, cash flow remains solidly positive, and customer counts continue to increase -- thus far this year, 6.2 million people have visited our restaurants. We view the outlook with great enthusiasm."

    Outlook

    Indications of improving consumer confidence and increasing disposable income, along with a generally improving economy, particularly in Texas, plus new restaurants that are performing in line with expectations, point to further gains in the fourth quarter for Benihana. While the Company anticipates that comparable restaurant sales in the fiscal 2004 fourth quarter will be flat to up 0.5%, total revenues in fiscal 2004 are expected to exceed $200 million. Fully diluted fourth quarter net income, it is anticipated, will range between $0.30 and $0.32.

    About Benihana

    Benihana, now in its 40th year and one of the nation's largest chains of Asian restaurants, currently operates 69 restaurants nationwide, including 56 Benihana teppanyaki restaurants, five Haru sushi restaurants, seven RA Sushi Bar Restaurants and one Doraku restaurant. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.
    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

    Conference Call Scheduled

    A conference call conducted by Benihana Inc. management will take place on February 3, 2004 at 11:00 A.M. (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will be available through midnight February 15, 2004, shortly following the live call. For replay, dial 877-519-4471 and use PIN number 4473174.

    Financial Schedules


                            Benihana Inc.
           Unaudited Consolidated Statements of Operations

                                         Three Periods Ended
                                  (amounts in thousands except per
                                              share data)
                                January 4, January 5,  $        %
                                   2004      2003    Change   Change
                                -------------------------------------
Restaurant sales                  $46,607   $43,521  $3,086      7.1%
Franchise fees and royalties          365       301      64     21.3%
                                -------------------------------------
                                   46,972    43,822   3,150      7.2%
Cost of food and beverage sales    12,096    10,569   1,527     14.4%
                                -------------------------------------
Gross profit                       34,511    32,952   1,559      4.7%
                                -------------------------------------
Restaurant operating expenses:
Labor and related costs            16,629    16,300     329      2.0%
Restaurant supplies                   931       788     143     18.1%
Credit card discounts                 801       762      39      5.1%
Utilities                           1,003       900     103     11.4%
Occupancy costs                     2,785     2,365     420     17.8%
Depreciation and amortization       1,943     1,771     172      9.7%
Other restaurant operating
 expenses                           3,145     2,947     198      6.7%
                                -------------------------------------
Total restaurant operating
 expenses                          27,237    25,833   1,404      5.4%
                                -------------------------------------
Restaurant operating profit         7,274     7,119     155      2.2%
Restaurant opening costs              720        89     631    709.0%
Marketing, general and
 administrative expenses            3,789     3,808     (19)    -0.5%
                                -------------------------------------
Income from operations              3,130     3,523    (393)   -11.2%
Interest expense, net                  91       145     (54)   -37.2%
Minority interest                     141       102      39     38.2%
                                -------------------------------------
Income before income taxes          2,898     3,276    (378)   -11.5%
Income tax provision                  988     1,108    (120)   -10.8%
                                -------------------------------------
Net income                         $1,910    $2,168   ($258)   -11.9%
                                =====================================
Basic earnings per share            $0.21     $0.25  ($0.04)   -16.0%
                                =====================================
Diluted earnings per share          $0.21     $0.24  ($0.03)   -12.5%
                                =====================================

Shares and equivalents
 outstanding                    9,166,000 9,205,000



                                          Ten Periods Ended
                                   (amounts in thousands except per
                                              share data)
                                January 4, January 5,   $         %
                                   2004      2003     Change   Change
                                --------------------------------------
Restaurant sales                 $151,074  $141,920  $9,154       6.5%
Franchise fees and royalties        1,235     1,019     216      21.2%
                                --------------------------------------
                                  152,309   142,939   9,370       6.6%
Cost of food and beverage sales    38,899    34,882   4,017      11.5%
                                --------------------------------------
Gross profit                      112,175   107,038   5,137       4.8%
                                --------------------------------------
Restaurant operating expenses:
Labor and related costs            54,323    53,906     417       0.8%
Restaurant supplies                 2,961     2,756     205       7.4%
Credit card discounts               2,615     2,452     163       6.6%
Utilities                           3,683     3,262     421      12.9%
Occupancy costs                     8,720     7,811     909      11.6%
Depreciation and amortization       6,171     5,202     969      18.6%
Other restaurant operating
 expenses                          10,551    10,034     517       5.2%
                                --------------------------------------
Total restaurant operating
 expenses                          89,024    85,423   3,601       4.2%
                                --------------------------------------
Restaurant operating profit        23,151    21,615   1,536       7.1%
Restaurant opening costs            1,552       354   1,198     338.4%
Marketing, general and
 administrative expenses           12,500    11,983     517       4.3%
                                --------------------------------------
Income from operations             10,334    10,297      37       0.4%
Interest expense, net                 324       371     (47)    -12.7%
Minority interest                     479       370     109      29.5%
                                --------------------------------------
Income before income taxes          9,531     9,556     (25)     -0.3%
Income tax provision                3,207     3,147      60       1.9%
                                --------------------------------------
Net income                         $6,324    $6,409    ($85)     -1.3%
                                ======================================
Basic earnings per share            $0.72     $0.74  ($0.02)     -2.7%
                                ======================================
Diluted earnings per share          $0.70     $0.68   $0.02       2.9%
                                ======================================

Shares and equivalents
 outstanding                    9,098,000 9,430,000




                             January 4, January 5,     $        %
                                 2004      2003      Change   Change
                             ----------------------------------------
Sales by concept:
   Benihana                     $38,797    $37,759   $1,038      2.7%
   Haru                           4,893      4,493      400      8.9%
   RA Sushi                       2,581        819    1,762    215.1%
   Sushi Doraku                     336        450     (114)   -25.3%
                             -------------------------------
Total restaurant sales          $46,607    $43,521   $3,086      7.1%
                             ===============================


                             January 4, January 5,     $         %
                                 2004      2003      Change   Change
                             -----------------------------------------
Sales by concept:
   Benihana                    $125,521   $124,325   $1,196       1.0%
   Haru                          16,616     15,405    1,211       7.9%
   RA Sushi                       7,860        819    7,041     859.7%
   Sushi Doraku                   1,077      1,371     (294)    -21.4%
                             -------------------------------
Total restaurant sales         $151,074   $141,920   $9,154       6.5%
                             ===============================




                             January 4,  January 5,    $        %
                                 2004       2003     Change   Change
                             ----------------------------------------
Comparable sales by concept:
   Benihana                      $36,680   $37,096    ($416)    -1.1%
   Haru                            4,893     4,493      400      8.9%
   RA Sushi                          894       819       75      9.2%
   Sushi Doraku                      336       319       17      5.3%
                             -------------------------------
Total restaurant comparable
 sales                           $42,803   $42,727      $76      0.2%
                             ===============================


                             January 4, January 5,   $          %
                                 2004      2003     Change    Change
                             -----------------------------------------
Comparable sales by concept:
   Benihana                    $120,653   $122,943  ($2,290)     -1.9%
   Haru                          16,616     15,388    1,228       8.0%
   RA Sushi                         894        819       75       9.2%
   Sushi Doraku                   1,077        895      182      20.3%
                             -------------------------------
Total restaurant comparable
 sales                         $139,240   $140,045    $(805)     -0.6%
                             ===============================




                                     Three Periods      Ten Periods
                                          Ended             Ended
                                   January  January   January January
                                   4, 2004  5, 2003   4, 2004 5, 2003
                                   ------------------ ----------------
Restaurant sales                      100.0%   100.0%   100.0%  100.0%
Cost of food and beverage sales        26.0%    24.3%    25.7%   24.6%
                                   ------------------ ----------------
Gross profit                           74.0%    75.7%    74.3%   75.4%
                                   ------------------ ----------------
Restaurant operating expenses:
Labor and related costs                35.7%    37.5%    36.0%   38.0%
Restaurant supplies                     2.0%     1.8%     2.0%    1.9%
Credit card discounts                   1.7%     1.8%     1.7%    1.7%
Utilities                               2.2%     2.1%     2.4%    2.3%
Occupancy costs                         6.0%     5.4%     5.8%    5.5%
Depreciation and amortization           4.2%     4.1%     4.1%    3.7%
Other restaurant operating expenses     6.7%     6.8%     7.0%    7.1%
                                   ------------------ ----------------
Total restaurant operating expenses    58.4%    59.4%    58.9%   60.2%
                                   ------------------ ----------------
Restaurant operating profit            15.6%    16.4%    15.3%   15.2%
                                   ================== ================

    CONTACT: Benihana Inc.
             Joel A. Schwartz, 305-593-0770
             Michael R. Burris, 305-593-0770
             or
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232